UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): April 17, 2008

GENMED HOLDING CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-26607	88-0390828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rontgenlaan 27, 2719 DX Zoetermeer, Holland	2719 DX
(Address of principal executive offices)	(Zip Code)

 Registrant's telephone number, including area code: 011-31-793-630-129

Satellite Newspapers Corp. .
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Section 1 - Registrant’s Business and Operations

ITEM 1.01	Entry into a Material Definitive Agreement.

Stock Exchange Agreement

On April 17, 2008, Genmed Holding Corp. ("Genmed," or the “Company”) entered into a Stock Exchange Agreement (the "Stock Exchange Agreement") with Joost de Metz (“de Metz”), Willem Blijleven (“Blijleven”), Erwin R. Bouwens (“Bouwens”) and Medical Network Holding BV (“MNH,” and collectively with de Metz, Blijlevens and Bouwens, the “Shareholders”). The Shareholders were holders of 100% of the outstanding capital stock of Genmed BV (“GMBV”), a company organized in The Netherlands.

Pursuant to the Stock Exchange Agreement, Genmed agreed to purchase from the Shareholders 18,000 restricted shares of the registered and outstanding capital stock of GMBV (the “GMBV Shares”), representing 100% of its outstanding capital stock, for a purchase price equal to 48,000,000 shares of restricted common stock of Genmed and warrants to purchase 24,000,000 shares of restricted common stock of GenMed at an exercise price of $0.10 per share.

All of the securities of Genmed are restricted shares, and shall bear appropriate restrictive legends. The securities of Genmed were issued as follows:

Shareholder	Common Stock	Warrants to Purchase Shares of Common Stock
Erwin R. Bouwens	30,000,000 shares	15,000,000 shares
Medical Network Holding BV	6,000,000 shares	3,000,000 shares
Joost de Metz	6,000,000 shares	3,000,000 shares
Willem Blijleven	6,000,000 shares	3,000,000 shares
	48,000,000 shares	24,000,000 shares

General Release and Settlement Agreement

On April 17, 2008, the Company entered into a General Release and Settlement Agreement (the "General Release Agreement") with Total Look, B.V. (“Total Look”), London Finance Group, Ltd., a California corporation (“LFG”), Dojo Enterprises, LLC, a Nevada limited liability company (“Dojo”), Hyperion Fund, L.P., a Colorado limited partnership (“Hyperion”), The Palisades Capital, LLC 401(k) Profit Sharing Trust (“Palisades”), The Morpheus 2005 Trust dated December 1, 2005 (“Morpheus”), Burton Partners, LLC (“Burton”), Picasso, LLC (“Picasso”) and Glacier, LLC (“Glacier,” and, together with Total Look, LFG, Dojo, Hyperion, Palisades, Morpheus, Burton and Picasso, the “Preferred Shareholders”) to settle all accounts and disputes between the parties and to avoid the expense and delay of litigation.

Pursuant to the General Release Agreement, the Company issued to the Preferred Shareholders 75,000,000 shares of its restricted common stock, and 39,000,000 warrants to purchase shares of common stock of the Company at a purchase price of $0.10 per share. Such shares of common stock of the Company and warrants to purchase shares of common stock of the Company were issued as follows:

Shareholder	Common Stock	Warrants to Purchase Shares of Common Stock
Total Look	49,500,000	26,250,000
London Finance Group, Ltd.	3,060,000	1,530,000
Dojo Enterprises, Ltd.	2,040,000	1,020,000
Hyperion Fund, L.P.	2,720,000	1,360,000
Palisades	2,720,000	1,360,000
Morpheus	2,720,000	1,360,000
Burton Partners, LLC	4,080,000	2,040,000
Picasso, LLC	4,080,000	2,040,000
Glacier, LLC	4,080,000	2,040,000

The Preferred Shareholders collectively own 2,179,533 shares of Class A Convertible Preferred Stock of the Company, which equals 100% of the outstanding preferred shares of stock of the Company. Pursuant to the General Release Agreement, all of the outstanding preferred shares of the Company will be cancelled upon the issue of the common stock and warrants described herein to the Preferred Shareholders.

Consulting Agreements

On April 17, 2008, the Company, entered into a Consulting Agreement with London Finance Group, Ltd. (“London”). Pursuant to such Consulting Agreement London will consult with the Company on achieving Company objectives including merging with other businesses, disposing of businesses or assets, entering into strategic relationships, entering into investment banking relationships, and in securing valuable management consulting to assist the Company in its operations, strategy and in its negotiations with vendors, customers and strategic partners. The Consulting agreement commenced on April 17, 2008 and will terminate no earlier than April 17, 2011. London will receive an initial payment of $65,000 upon execution of the Consulting Agreement, $20,000 per month for the length of the Consulting Agreement, and 2,400,000 shares of restricted common stock of the Company as compensation for its consulting services.

Also on April 17, 2008, the Company entered into a Consulting Agreement with Total Look B.V. (“Total Look”), a company organized in The Netherlands. Pursuant to such Consulting Agreement, Total Look will consult with the Company on finding, analyzing, structuring and negotiating sales and marketing agreements, alliances and other desirable projects with regard to the Company’s sales of its generic pharmaceutical products. The Consulting agreement commenced on April 17, 2008 and will terminate no earlier than April 17, 2011. Total Look will receive an initial payment of $40,000 upon execution of the Consulting Agreement, $20,000 per month for the length of the Consulting Agreement, and two and one-half percent (2.5%) of the total revenues from all sales and other revenues actually received by the Company, until such time as Total Look has received a total of $3,000,000, as compensation for its consulting services.

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Roy Piceni resigned from his position as Chief Executive Officer and director of Genmed Holding Corp. (the “Company”) on April 17, 2008.

The Board of Directors appointed Mr. Erwin R. Bouwens as the Chief Executive Officer, President, and director of the Company on April 17, 2008. Mr. Bouwens is an entrepreneur who owns six restaurants and more than forty buildings and apartments through E.R. Bouwens Holding B.V. In the year 2000, Mr. Bouwens began De Witte Raaf, an occupational health care services company organized in The Netherlands, and in 1999, Mr. Bouwens began Medical Network Holding B.V. Mr. Bouwens maintains a majority interest in De Witte Raaf and Medical Network Holding B.V. In 1981, Mr. Bouwens completed his technical education in building and water projects.

Mr. Randy Hibma, who has served as the Company’s Chief Financial Officer since 2004, will remain as the Company’s Chief Financial Officer and was appointed to serve as Vice President and Secretary of the Company on April 17, 2008.

Section 9 - Financial Statements and Exhibits

ITEM 9.01	Financial Statements and Exhibits.

Exhibits	9.1	General Release and Settlement Agreement

	9.2	Stock Exchange Agreement between GenMed and Joost de Metz (“de Metz”), Willem Blijleven (“Blijleven”), Erwin R. Bouwens (“Bouwens”) and Medical Network Holding BV dated April 17, 2008.

	9.3	Consulting Agreement between the Company and London Finance Group, Ltd.

	9.4	Consulting Agreement between the Company and Total Look B.V.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genmed Holding Corp.

Date: May 1, 2008	By:	/s/ Randy Hibma
Randy Hibma, Vice President and Chief Financial Officer